                                                                       EXHIBIT 9










                    TRANSFER AGENCY AND SERVICE AGREEMENT

                                   between

                   (Name of Mutual Fund, Trust or Company)

                                     and

                     STATE STREET BANK AND TRUST COMPANY









1C-Domestic Trust/Series
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                              TABLE OF CONTENTS
                              -----------------

                                                                        Page
                                                                        ----
1.      Terms of Appointment; Duties of the Bank......................... 1

2.      Fees and Expenses ............................................... 3

3.      Representations and Warranties of the Bank....................... 4

4.      Representations and Warranties of the Fund....................... 4

5.      Indemnification.................................................. 6

6.      Covenants of the Fund and the Bank............................... 8

7.      Termination of Agreement......................................... 9

8.      Additional Funds................................................. 9

9.      Assignment....................................................... 9

10.     Amendment........................................................10

11.     Massachusetts Law to Apply...................................... 10

12.     Merger of Agreement............................................. 10

13.     No Liability of Shareholders, Trustees, Officers, Etc........... 10
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                    TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the      day of       , 199 , by and between Nuveen
Flagship Multistate Trust IV, a business trust, having its principal office and place of business at (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

        WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and[A

WHEREAS, the Fund intends to initially offer shares in          series, the
(NAME EACH PORTFOLIO) (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios");

WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.      Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the Fund's authorized and issued common shares, $.01 par value, ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

1.2     The Bank agrees that it will perform the following services:

        (a) In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:

              (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of
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                    the Fund authorized pursuant to resolutions adopted
                    by the Board of Trustees (the "Custodian");

             (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

            (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

             (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

              (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

             (vi) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

            (vii) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing.



                                      2
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        (b)   In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

        (c) In addition, the Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the daily reporting of such transactions to the Fund as provided above.

        (d) Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and the Bank.

2.      Fees and Expenses

2.1 For the performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.


                                      3
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2.2     In addition to the fee paid under Section 2.1 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

2.3 The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

3.      Representations and Warranties of the Bank

        The Bank represents and warrants to the Fund that:

3.1 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

3.2 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.      Representations and Warranties of the Fund

        The Fund represents and warrants to the Bank that:

4.1 It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

4.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.


                                      4
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4.3     All corporate proceedings required by said Declaration of Trust and
        By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.4 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

4.5 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios will be effective on or before the effective date of this agreement and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.



                                      5
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5.      Indemnification

5.1 The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

        (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willfull misconduct.

        (b) Refusal or failure to comply with the terms of this agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

        (c) The reliance on or use by the Bank or its agents or subcontractors of information, records and documents which (i) are received by the Bank or its agents or


                                      6
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              furnished to it on behalf of the Fund, and (ii) have been
              prepared maintained or performed by the Fund or any other person or firm on behalf of the Fund.

        (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

        (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

5.2 The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

5.3 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

5.4 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

5.5 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

5.6 In order that the indemnification provisions contained in this Section 5 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Bank, the Bank shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or


                                      7
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6.      Covenants of the Fund and the Bank

6.1 The Fund shall on behalf of each of the Portfolios promptly furnish to the Bank the following:

        (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

        (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

6.2 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

6.3 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

6.4 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

6.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right,




                                      8
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        however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

7.      Termination of Agreement

7.1     This Agreement may be terminated by either party upon one hundred twenty
        (120) days written notice to the other.

7.2 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

8.      Additional Funds

        In the event that the Fund establishes one or more series of Shares in addition to (LIST FUNDS) with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

9.      Assignment

9.1 Except as provided in Section 9.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

9.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

9.3 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)") or
        (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to
        Section 17A(c)(2); provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.


                                      9
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10.     Amendment

        This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

11.     Massachusetts Law to Apply

        This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

12.     Merger of Agreement

        This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

13.     No Liability of Shareholders, Trustees, Officers, Etc.

        The Trustees have authorized the execution of this contract in their capacity as Trustees and not individually and the bank acknowledges and agrees that neither the shareholders, trustees, officers, employees and other agents of the Trust and the Funds shall personally be bound by or be liable hereunder, nor shall any resort to their personal property be had for the satisfaction of any obligation or claim hereunder.



                                      10
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                   NUVEEN FLAGSHIP MULTISTATE TRUST IV


                                   BY:_____________________________


ATTEST:


_____________________________


                                   STATE STREET BANK AND TRUST COMPANY


                                   BY:_____________________________
                                      Executive Vice President


ATTEST:


_____________________________